UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 2, 2013
(Date of earliest event reported)

US Ecology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

251 E. Front St., Suite 400
Boise, ID (Address of principal executive offices)	83702 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure.

On December 2, 2013, US Ecology, Inc. (the “Company”) issued a press release announcing a proposed public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01 — Other Events.

Description of Common Stock

Below is an updated description of the common stock, par value $0.01 per share, of the Company.  This updates the description of our common stock contained in our Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on March 8, 1984, including any amendments or reports we have filed for purposes of updating the description contained therein. This description will be available for incorporation by reference into certain of our filings with the SEC, including registration statements.

General

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.  Our Restated Certificate of Incorporation, as amended, provides for cumulative voting in connection with the election of directors. The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding. Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Co. and its address and telephone number are 59 Maiden Lane Plaza Level, New York, NY 10038 and (800) 937-5449, respectively.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ECOL.”

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 2, 2013

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

US ECOLOGY, INC.

Date: December 2, 2013	By:	/s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated December 2, 2013